UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 12, 2019

H&R BLOCK, INC.
(Exact name of registrant as specified in charter)

Missouri	1-06089	44-0607856
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

One H&R Block Way, Kansas City, MO 64105
(Address of Principal Executive Offices) (Zip Code)

(816) 854-3000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	HRB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)	The 2019 annual meeting of shareholders (the “Annual Meeting”) of H&R Block, Inc. (the “Company”) was held on September 12, 2019.

(b)	The final voting results of the proposals submitted to a vote of the Company’s shareholders at the Annual Meeting are set forth below.

1)	Each of the following nominees for director was elected to serve until the next annual meeting of shareholders or until a respective successor is elected and qualified:

Director Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Angela N. Archon	153,388,066	273,516	146,806	12,276,602
Paul J. Brown	153,277,297	384,318	146,773	12,276,602
Robert A. Gerard	151,291,523	2,361,192	155,673	12,276,602
Richard A. Johnson	152,820,896	832,407	155,085	12,276,602
Jeffrey J. Jones II	153,007,657	634,935	165,796	12,276,602
David Baker Lewis	150,247,185	3,393,857	167,346	12,276,602
Victoria J. Reich	147,902,361	5,758,181	147,846	12,276,602
Bruce C. Rohde	147,364,352	6,282,457	161,579	12,276,602
Matthew E. Winter	153,030,058	615,358	162,972	12,276,602
Christianna Wood	152,138,779	1,526,549	143,060	12,276,602

2)
The proposal for the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2020 was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
163,428,111	2,410,041	246,838	—

3)	The advisory proposal on the Company’s named executive officer compensation was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
137,530,074	15,788,972	489,342	12,276,602

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date:	September 12, 2019	By:	/s/ Scott W. Andreasen
Scott W. Andreasen
Vice President and Secretary